UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2011

I.D. SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15087	22-3270799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On July 14, 2011, Asset Intelligence, LLC (“AI”), a Delaware limited liability company and wholly owned subsidiary of I.D. Systems, Inc. (the “Registrant”), a Delaware corporation, entered into a Sublease Agreement (as amended by Amendment No. 1 thereto, the “Sublease Agreement”) with AirSure Limited, LLC, a Colorado limited liability company, as sublessor (“Sublessor”), pursuant to which AI agreed to sublease from Sublessor certain premises (the “Leased Premises”) located in Plano, Texas, to be used as AI’s headquarters. Occupancy is expected to begin on November 1, 2011 (the “Commencement Date”).

The Leased Premises consist of approximately 11,482 rentable square feet. The term of the Sublease Agreement (the “Term”) begins on the Commencement Date and ends on September 30, 2015, unless earlier terminated pursuant to any of the terms, covenants or conditions of the Sublease Agreement or under applicable law. The base rent for the Leased Premises becomes payable beginning on February 1, 2012, and is approximately $17,701 per month (or $212,412 per year) through the remainder of the Term. AI also will be responsible for its pro rata share of any operating expenses, taxes and insurance expenses incurred by Sublessor in connection with the office building in which the Leased Premises are located.

In connection with AI’s entry into the Sublease Agreement, the Registrant entered into a Guaranty of Sublease (the “Guaranty”) with Sublessor, pursuant to which the Registrant has agreed to irrevocably and unconditionally guarantee the punctual payment, performance and fulfillment of all of the obligations of AI under the Sublease Agreement (including, without limitation, AI’s obligations to pay all rent), and to indemnify and hold Sublessor harmless from and against any damages or expenses that Sublessor may incur in the event that AI does not punctually pay, perform or fulfill such obligations.

This summary of the Sublease Agreement and the Guaranty does not purport to be complete and is qualified in its entirety by reference to full text of the Sublease Agreement and the Guaranty, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above (“Entry into a Material Definitive Agreement”) is incorporated by reference into this Item 2.03, and is qualified in its entirety by reference to the full text of the Sublease Agreement and the Guaranty, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name: Ned Mavrommatis
Title: Chief Financial Officer

Date: July 19, 2011